[Ehrhardt Keefe Steiner & Hottman, P.C. Letterhead]


                                                 August 15, 2000


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Dear Ladies and Gentlemen:

We have read and agree with the comments in Item 4, Paragraphs 2 and 3 of Form 8-K of Bion Environmental Technologies, Inc. dated August 9, 2000.



                                 /s/ Ehrhardt Keefe Steiner & Hottman, P.C.

                                 Ehrhardt Keefe Steiner & Hottman, P.C.